UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2008

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

In a press release issued on June 9, 2008, the registrant reaffirmed its fiscal 2008 guidance range of $1.45 to $1.55 per diluted share. This guidance includes management’s assessment of overall market conditions, the margin stabilization features of its natural gas tariffs and ongoing business process improvement efficiencies and cost savings.

This guidance is a forward-looking statement, and is based on management’s current expectations and information currently available and is believed to be reasonable and is made in good faith. However, the forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those projected in the statement. Factors that may make the actual results differ from anticipated results include, but are not limited to, regulatory issues, customer growth, economic and capital market conditions, the cost and availability of natural gas, competition from other energy providers, weather conditions and other uncertainties, all of which are difficult to predict and some of which are beyond the registrant's control. For these reasons, you should not rely on this forward-looking statement when making investment decisions. Forward-looking statements are only as of the date they are made and the registrant does not undertake any obligation to update publicly any forward-looking statement, either as a result of new information, future events or otherwise except as required by applicable laws and regulations. More information about the risks and uncertainties relating to this forward- looking statement may be found in the registrant's latest Form 10-Q and its other filings with the Securities and Exchange Commission (SEC), which are available on the SEC’s website at http://www.sec.gov.

Item 8.01 Other Events.

At its regularly scheduled meeting held on June 6, 2008, the registrant's Board of Directors declared a quarterly dividend on common stock of 26 cents per share, payable July 15, 2008 to holders of record at the close of business on June 25, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

June 11, 2008	By:	Jose M. Simon

Name: Jose M. Simon
Title: Vice President and Controller